CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Form 11-K of Andersen Group, Inc. Individual Retirement Plan (the "Plan") for the year ended December 31,2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), of the undersigned officer of the Plan certifies, that, to such officer's knowledge:

1). The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

2.)  The information contained in the Report fairly presents, in all material respects, the net assets available for benefits and related statements of changes in net assets available for benefits of the Plan, as of the dates and for the period expressed in the Report.

/s/ Andrew M. O'Shea
Andrew M. O'Shea
Chief Financial Officer